Exhibit 99.1
CANOO INC. ANNOUNCES SECOND QUARTER 2024 RESULTS

•Quarterly revenue record of $605K
•Quarterly Adjusted EBITDA was $(38.6) million, an improvement of 38% versus Q2 2023, and an improvement of 20% versus Q1 2024
•Adjusted Net Loss Per Share was $(0.61), a 46% improvement from $(1.13) per share in Q1 2024
•33% or $20.7 million reduction in Operating Expenses versus Q1 2024
•Reduced total quarterly cash outflow by $39 million or 49% in Q2 2024 versus Q2 2023
•Relocating headquarters from California to Texas and continued migration to our Oklahoma City and Pryor, OK facilities
•Successfully concluded Red Sea Global pilot in extreme terrains and climatic conditions
•Advanced our customer acquisition of large commercial fleets in the US, UK and Middle-East which allows us to take advantage of our right and left hand drive products
•Received 50 containers of Arrival UK assets year-to-date
•Oklahoma City facility Foreign Trade Zone approved for activation

Justin, TX (August 14, 2024) – Canoo Inc. (Nasdaq: GOEV), a high-tech advanced mobility company, today announced its financial results for the second quarter of 2024.

“This quarter represented good progress with US and international customers completing pilots and testing. We are focused on left-hand drive and right-hand drive large fleet customers and finalizing their configurations,” said Tony Aquila, Investor, Executive Chairman and CEO. “This demonstrates our platform's versatility and stability, a result of more than 34,000 recent real world, industrial use customer miles.”
Second Quarter and Recent Business Updates:

•Deliveries to US Postal Service of right-hand drive LDV 190s; on the road delivering mail
•Successful Supplier Engagement Days with approximately half of bill of materials represented in Oklahoma City
•Announced entering of Saudi Arabia market with commercial vehicle sales to Jazeera Paints
•23% of capital raised in Q2 2024 from non-dilutive sources
•Completed initial milestone of Phase 3 of the contract with Defense Innovation Unit, a division of the U.S. Department of Defense supporting the government’s advanced energy systems research needs
Second Quarter Financial Highlights:
•As of June 30, 2024, we had cash, cash equivalents and restricted cash of $19.1 million. After giving effect to net proceeds from the July 2024 PPA totaling $14.1 million, our cash, cash equivalents and restricted cash balance would have been $33.2 million on June 30, 2024.
•GAAP net loss and comprehensive loss of $(5.0) million and $(115.6) million for the three and six months ended June 30, 2024, compared to a GAAP net loss and comprehensive loss of $(70.9) million and $(161.6) million for the three and six months ended June 30, 2023. The GAAP net loss and comprehensive loss for the three and six months ended June 30, 2024 included a gain of $48.3 million and gain of $38.8 million on the fair value change of the warrant and derivative liability, respectively, a loss on fair value change of convertible debt of $(8.5) million and $(67.1) million, respectively, and a loss on extinguishment of debt of $0.0 million and gain on extinguishment of debt of $24.5 million respectively.
•Adjusted EBITDA of $(38.6) million and $(86.9) million for the three and six months ended June 30, 2024, compared to $(62.3) million and $(129.4) million for the three and six months ended June 30, 2023.
•Adjusted Net Loss of $(42.7) million and $(100.0) million for the three and six months ended June 30, 2024, compared to $(69.1) million and $(141.1) million for the three and six months ended June 30, 2023.
•Adjusted EPS per share of $(0.61) and $(1.66) for the three and six months ended June 30, 2024, compared to $(3.14) and $(7.02) for the three and six months ended June 30, 2023.
•Net cash used in operating activities totaled $83.4 million for the six months ended June 30, 2024, compared to $129.5 million for the six months ended June 30, 2023.
•Net cash used in investing activities was $6.9 million during the six months ended June 30, 2024, compared to $33.9 million during the six months ended June 30, 2023.

•Net cash provided by financing activities was $88.5 million during the six months ended June 30, 2024, compared to $132.2 million during the six months ended June 30, 2023.

2024 Business Outlook

Based on our current projections, Canoo reaffirms its prior cash flow guidance. Additionally, due to the pacing of capital and supply chain harmonization, Canoo expects its Adjusted EBITDA to be between $(120) million to $(140) million for the second half of 2024.
See “Non-GAAP Financial Measures” section herein for an explanation of Adjusted EBITDA. The Company is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net loss, the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization and interest expense cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. A reconciliation is not available without unreasonable effort.
Conference Call Information
Canoo will host a conference call to discuss the results today, August 14, 2024, at 5:00 PM ET.

To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13748003. To listen to the webcast, please go to investors.canoo.com. A telephone replay will be available until August 28, 2024, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13748003. To listen to the webcast replay, please go to investors.canoo.com.
About Canoo

Canoo Inc.'s (NASDAQ: GOEV) mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with their pioneering technologies, unique design, and business model that spans multiple owners across the full lifecycle of the vehicle. Canoo designed a modular electric platform that is purpose-built to maximize the vehicle interior space and is customizable for all owners in the vehicle lifecycle, to support a wide range of business and consumer applications. Canoo has teams in California, Texas, Oklahoma, and Michigan. For more information, visit www.canoo.com and investors.canoo.com.

Second Quarter 2024 Financial Results
CANOO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
UNAUDITED

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$4,513	$6,394
Restricted cash, current	3,983	3,905
Inventory	9,302	6,153
Prepaids and other current assets	15,557	16,099
Total current assets	33,355	32,551
Property and equipment, net	380,129	377,100
Restricted cash, non-current	10,600	10,600
Operating lease right-of-use assets	34,489	36,241
Deferred warrant asset	50,175	50,175
Deferred battery supplier cost, non-current	28,900	30,000
Other non-current assets	5,674	5,338
Total assets	$543,322	$542,005

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$73,634	$65,306
Accrued expenses and other current liabilities	70,591	63,901
Convertible debt, current	47,228	51,180
Derivative liability, current	—	860
Financing liability, current	3,573	3,200
Total current liabilities	195,026	184,447
Contingent earnout shares liability	—	41
Operating lease liabilities, non-current	34,035	35,722
Derivative liability, non-current	33,242	25,919
Financing liability, non-current	28,727	28,910
Warrant liability, non-current	55,995	17,390
Total liabilities	$347,025	$292,429

Commitments and contingencies (Note 11)

Redeemable preferred stock, $0.0001 par value; 10,000 authorized, 62 and 45 shares issued and outstanding as of June 30, 2024, and December 31, 2023 respectively.	$7,546	$5,607

Stockholders’ equity
Common stock, $0.0001 par value; 2,000,000 authorized as of June 30, 2024 and December 31, 2023, respectively; 72,902 and 37,591 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively (1)	7	4
Additional paid-in capital (1)	1,786,235	1,725,809
Accumulated deficit	(1,597,491)	(1,481,844)
Total preferred stock and stockholders’ equity	196,297	249,576
Total liabilities, preferred stock and stockholders’ equity	$543,322	$542,005
(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share values)
UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenue	$605	$—	$605	$—
Cost of revenue	1,845	—	1,845	—
Gross margin	(1,240)	—	(1,240)	—

Operating Expenses
Research and development expenses, excluding depreciation	16,784	38,582	43,174	85,686
Selling, general and administrative expenses, excluding depreciation	21,804	30,421	54,672	60,270
Depreciation	3,364	4,562	6,753	9,137
Total operating expenses	41,952	73,565	104,599	155,093
Loss from operations	(43,192)	(73,565)	(105,839)	(155,093)

Other (expense) income
Interest expense	(1,551)	(2,264)	(7,174)	(2,560)
Gain on fair value change in contingent earnout shares liability	15	59	41	2,564
Gain on fair value change in warrant and derivative liability	48,308	5,623	38,836	22,965
Loss on fair value change in convertible debt and other	(8,532)	—	(67,116)	—
Gain (Loss) on extinguishment of debt and other	(4)	(949)	24,462	(27,688)
Other income (expense), net	(4)	226	1,143	(1,790)
Loss before income taxes	(4,960)	(70,870)	(115,647)	(161,602)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss attributable to Canoo	$(4,960)	$(70,870)	(115,647)	(161,602)
Less: dividend on redeemable preferred stock	1,077	—	1,939	—
Less: additional deemed dividend on redeemable preferred stock	—	—	—	—
Net loss and comprehensive loss available to common shareholders	(6,037)	(70,870)	(117,586)	(161,602)

Per Share Data:
Net loss per share, basic and diluted (1)	$(0.09)	$(3.22)	$(1.95)	$(8.04)
Weighted-average shares outstanding, basic and diluted (1)	69,619	21,982	60,199	20,100

(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
UNAUDITED

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(115,647)	$(161,602)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,845	9,137
Non-cash operating lease expense	1,752	1,658
Stock-based compensation expense	12,082	16,543
Gain on fair value change of contingent earnout shares liability	(41)	(2,564)
Loss (Gain) on fair value change in warrants liability	(22,046)	(23,015)
Loss (Gain) on fair value change in derivative liability	(16,790)	50
Loss (Gain) on extinguishment of debt and other	(24,462)	27,688
Loss on fair value change in convertible debt and other	67,116	—
Non-cash debt discount	3,142	1,538
Non-cash interest expense	3,410	1,386
Financing charges incurred upon issuance of PPAs	910	800
Common shares issued to vendor for services	658	250
Changes in assets and liabilities:
Inventory	(3,149)	(2,358)
Prepaid expenses and other current assets	543	(2,060)
Other assets	764	(2,614)
Accounts payable, accrued expenses and other current liabilities	1,494	5,619
Net cash used in operating activities	(83,419)	(129,544)

Cash flows from investing activities:
Purchases of property and equipment	(6,923)	(33,905)
Net cash used in investing activities	(6,923)	(33,905)

Cash flows from financing activities:
Proceeds from sale of employee retention credits	9,013	—
Payment of offering costs	—	(400)
Proceeds from exercise of YA warrants	—	21,223
Proceeds from issuance of shares under PIPEs	—	8,750
Proceeds from employee stock purchase plan	114	635
Proceeds from issuance of shares under RDO, net of issuance cost	—	50,961
Proceeds from convertible debenture	—	45,120
Payment of transaction costs	—	(25)
Payment made on financing arrangement	—	(205)
Proceeds for issuance of shares under ATM	—	1,155
Payment made on I-40 lease	(1,428)	—
Proceeds from PPA, net of issuance costs	97,347	5,001
Repayment of PPAs	(33,007)	—
Proceeds from preferred shares transaction	16,500	—
Net cash provided by financing activities	88,539	132,215
Net decrease in cash, cash equivalents, and restricted cash	(1,803)	(31,234)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	20,899	50,615
Cash, cash equivalents, and restricted cash, end of period	$19,096	$19,381

	Six months ended June 30,
	2024	2023
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents at end of period	$4,513	$4,993
Restricted cash, current at end of period	3,983	3,788
Restricted cash, non-current at end of period	10,600	10,600
Total cash, cash equivalents, and restricted cash at end of period shown in the Condensed Consolidated Statements of Cash Flows	$19,096	$19,381

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Earnings Per Share ("EPS")

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrant and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted Net Loss" is defined as net loss adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrants and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted EPS" is defined as Adjusted Net Loss on a per share basis using the weighted average shares outstanding.

EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS when combined with net loss and net loss per share are beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS in the same fashion.
Because of these limitations, EBITDA, Adjusted EBITDA Adjusted Net Loss, and Adjusted EPS should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental performance measures.

CANOO INC.
NON-GAAP RECONCILIATION TABLE
(in thousands)
These non-GAAP financial measures, when presented, are reconciled to the most closely comparable U.S. GAAP measure as disclosed below for the three and six months ended June 30, 2024 and 2023, respectively (in thousands):

	Three Months Ended June 30,
	2024			2023
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net loss	$(4,960)	$(4,960)	$(4,960)	$(70,870)	$(70,870)	$(70,870)
Interest expense (a)	641	641	—	2,264	2,264	—
Provision for income taxes	—	—	—	—	—	—
Depreciation (b)	3,456	3,456	—	4,562	4,562	—
Gain on fair value change in contingent earnout shares liability	—	(15)	(15)	—	(59)	(59)
Gain on fair value change in warrant and derivative liability	—	(48,308)	(48,308)	—	(5,623)	(5,623)
Gain (Loss) on extinguishment of debt and other	—	4	4	—	949	949
Loss on fair value change in convertible debt and other	—	8,532	8,532	—	—	—
Financing charges incurred upon issuance of PPAs	—	910	910	—	—	—
Other (income) expense, net	—	4	4	—	(226)	(226)
Stock-based compensation	—	1,128	1,128	—	6,707	6,707
Adjusted Non-GAAP amount	$(863)	$(38,608)	$(42,705)	$(64,044)	$(62,296)	$(69,122)
(a) Excluding $910 in non-recurring financing charges incurred upon issuance of PPAs shown separately above, as applicable. (b) Includes $92 recorded in cost of revenue.

US GAAP net loss per share
Basic	N/A	N/A	(0.09)	N/A	N/A	(3.22)
Diluted	N/A	N/A	(0.09)	N/A	N/A	(3.22)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	(0.61)	N/A	N/A	(3.14)
Diluted	N/A	N/A	(0.61)	N/A	N/A	(3.14)

Weighted-average common shares outstanding:
Basic	N/A	N/A	69,619	N/A	N/A	21,982
Diluted	N/A	N/A	69,619	N/A	N/A	21,982

	Six Months Ended June 30,
	2024			2023
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net loss	$(115,647)	$(115,647)	$(115,647)	$(161,602)	$(161,602)	$(161,602)
Interest expense (a)	6,264	6,264	—	2,560	2,560	—
Provision for income taxes	—	—	—	—	—	—
Depreciation (b)	6,845	6,845	—	9,137	9,137	—
Gain on fair value change in contingent earnout shares liability	—	(41)	(41)	—	(2,564)	(2,564)
Gain on fair value change in warrant and derivative liability	—	(38,836)	(38,836)	—	(22,965)	(22,965)
Loss on fair value change in convertible debt and other	—	67,116	67,116	—	—	—
(Gain) Loss on extinguishment of debt and other	—	(24,462)	(24,462)	—	27,688	27,688
Financing charges incurred upon issuance of PPAs	—	910	910	—	—
Other (income) expense, net	—	(1,143)	(1,143)	—	1,790	1,790
Stock-based compensation	—	12,082	12,082	—	16,543	16,543
Adjusted Non-GAAP amount	$(102,538)	$(86,912)	$(100,021)	$(149,905)	$(129,413)	$(141,110)
(a) Excluding $910 in non-recurring financing charges incurred upon issuance of PPAs shown separately above, as applicable. (b) Includes $92 recorded in cost of revenue.

US GAAP net loss per share
Basic	N/A	N/A	(1.95)	N/A	N/A	(8.04)
Diluted	N/A	N/A	(1.95)	N/A	N/A	(8.04)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	(1.66)	N/A	N/A	(7.02)
Diluted	N/A	N/A	(1.66)	N/A	N/A	(7.02)

Weighted-average common shares outstanding:
Basic	N/A	N/A	60,199	N/A	N/A	20,100
Diluted	N/A	N/A	60,199	N/A	N/A	20,100

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding access to capital, estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to continue as a going concern; Canoo's ability to access existing and future sources of capital via debt or equity markets, which will impact execution of its business plans and could require Canoo to terminate or significantly curtail its operations; Canoo's history of losses; Canoo's ability to adequately control the costs associated with its operations; Canoo's ability to successfully build and tool its manufacturing facilities, establish or continue a relationship with a contract manufacturer or failure of operation of Canoo's facilities ; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2024, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Media Relations
Press@canoo.com
Investor Relations
IR@canoo.com